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                                                          Exhibit 99.B(h)(1)(vi)

[ING FUNDS LOGO]

October 31, 2005

Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Administrative Services Agreement dated November 19, 2003, as amended, between ING Partners, Inc. and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to (1) retain you as Administrator to render administrative and other services to ING Baron Asset Portfolio, ING Lord Abbett U.S. Government Securities Portfolio, ING Neuberger Berman Partners Portfolio, ING Neuberger Berman Regency Portfolio, ING Pioneer High Yield Portfolio and ING Templeton Foreign Equity Portfolio, six newly established series of ING Partners, Inc. (the "New Series"), upon all of the terms and conditions set forth in the Agreement, and (2) modify the administrative services fee for ING Davis Venture Value Portfolio (formerly ING Salomon Brothers Fundamental Value Portfolio). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the AMENDED SCHEDULE A and AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE A and AMENDED SCHEDULE B are attached hereto.

     AMENDED SCHEDULE A and AMENDED SCHEDULE B have also been updated to reflect name changes of ING Aeltus Enhanced Index Portfolio to ING Fundamental Research Portfolio, ING Salomon Brothers Fundamental Value Portfolio to ING Davis Venture Value Portfolio and ING Salomon Brothers Investors Value Portfolio to ING American Century Large Company Value Portfolio.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Series and to the modified administrative services fee for ING Davis Venture Value Portfolio, by signing below where indicated.

                                     Very sincerely,

                                     /s/ Robert S. Naka
                                     Robert S. Naka
                                     Senior Vice President
                                     ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:
    ---------------------------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000        ING Partners, Inc.
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

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                               AMENDED SCHEDULE B

                          ADMINISTRATIVE SERVICES FEES

SERIES                                                                    FEES
------                                                                    ----
ING American Century Large Company Value Portfolio                       0.20%

ING American Century Select Portfolio                                    0.02%

ING American Century Small Cap Value Portfolio                           0.40%

ING Baron Asset Portfolio                                                0.10%

ING Baron Small Cap Growth Portfolio                                     0.40%

ING Davis Venture Value Portfolio                                        0.10%

ING Fidelity(R) VIP Contrafund(R) Portfolio                0.05% while Series invested in Master
                                                              0.15% for Stand-alone Series

ING Fidelity(R) VIP Equity-Income Portfolio               0.05% while Series invested in Master
                                                              0.15% for Stand-alone Series

ING Fidelity(R) VIP Growth Portfolio                      0.05% while Series invested in Master
                                                              0.15% for Stand-alone Series

ING Fidelity(R) VIP Mid Cap Portfolio                     0.05% while Series invested in Master
                                                              0.17% for Stand-alone Series

ING Fundamental Research Portfolio                                       0.20%

ING Goldman Sachs(R) Capital Growth Portfolio                            0.20%

ING Goldman Sachs(R) Core Equity Portfolio                               0.20%

ING JPMorgan Fleming International Portfolio                             0.20%

ING JPMorgan Mid Cap Value Portfolio                                     0.35%

ING Lord Abbett U.S. Government Securities Portfolio                     0.10%

ING MFS Capital Opportunities Portfolio                                  0.25%

ING Neuberger Berman Partners Portfolio                                  0.10%

ING Neuberger Berman Regency Portfolio                                   0.10%

ING OpCap Balanced Value Portfolio                                       0.20%

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
SERIES                                                                    FEES
------                                                                    ----
ING Oppenheimer Global Portfolio                                         0.06%

ING Oppenheimer Strategic Income Portfolio                               0.04%

ING PIMCO Total Return Portfolio                                         0.35%

ING Pioneer High Yield Portfolio                                         0.10%

ING Salomon Brothers Aggressive Growth Portfolio                         0.13%

ING Salomon Brothers Large Cap Growth Portfolio                          0.20%

ING Solution 2015 Portfolio                                              0.02%

ING Solution 2025 Portfolio                                              0.02%

ING Solution 2035 Portfolio                                              0.02%

ING Solution 2045 Portfolio                                              0.02%

ING Solution Income Portfolio                                            0.02%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio                   0.02%

ING T. Rowe Price Growth Equity Portfolio                                0.15%

ING Templeton Foreign Equity Portfolio                                   0.10%

ING UBS U.S. Large Cap Equity Portfolio                                  0.15%

ING Van Kampen Comstock Portfolio                                        0.35%

ING Van Kampen Equity and Income Portfolio                               0.02%